Exhibit 99.01
NuStar Energy L.P. Reports Earnings Results for the First Quarter of 2017

Entered into Definitive Agreement to Acquire Navigator Energy Services, LLC, a Crude Oil Transportation, Gathering and Storage Company Located in the Heart of the Permian Basin

Closed on Upsized Equity Offering of 14,375,000 Common Units for Gross Proceeds of Approximately $665 Million and Priced $550 Million Senior Note Offering in Anticipation of the Consummation of the Navigator Acquisition

SAN ANTONIO, April 24, 2017 - As previously announced on Tuesday, April 11, 2017, NuStar Energy L.P. (NYSE: NS) signed a definitive agreement to acquire Navigator Energy Services, LLC for approximately $1.475 billion (the Navigator Acquisition), subject to purchase price adjustments, and expects to close the acquisition in the second quarter, subject to customary closing conditions, including the receipt of regulatory approvals.

Since announcing the Navigator Acquisition last week, NuStar has closed an equity offering and priced an offering of Senior Notes. On Tuesday, April 18, 2017, NuStar Energy closed on an upsized equity offering of 14,375,000 common units (the Equity Offering), which includes the underwriter’s purchase of 1,875,000 additional common units, for gross proceeds of approximately $665 million. On Thursday, April 20, 2017, NuStar Logistics, a wholly owned operating subsidiary of NuStar Energy, priced $550 million of 5.625% senior notes due April 28, 2027. The proceeds from both of these capital market transactions will be used to partially fund the purchase price for the Navigator Acquisition.

For the first quarter of 2017, net income applicable to limited partners was $38.5 million, or $0.49 per unit, and earnings before interest, taxes, depreciation and amortization (EBITDA) were $154.1 million. Absent the impact of the Equity Offering, first quarter of 2017 net income per unit applicable to limited partners would have been $40.4 million, or $0.51 per unit.

DCF available to common limited partners was $88.9 million for the first quarter of 2017, which resulted in a distribution coverage ratio to the common limited partners of 0.87 times. Without the Equity Offering impact, DCF available to common limited partners would have been $91.3 million for the first quarter of 2017, which would have allowed NuStar to cover its distribution to the common limited partners by 1.06 times.

The partnership also announced the Series A Preferred Unit distribution for the first quarter 2017 of $0.53125 per Series A Preferred Unit, which will be paid on June 15, 2017 to holders of record as of June 1, 2017. In addition, the partnership announced the first quarter 2017 common unit distribution of $1.095 per common unit, which will be paid on May 12, 2017 to holders of record as of May 8, 2017.

“Our strong first quarter results were primarily driven by higher renewal rates at several of our terminal facilities, incremental throughput fees associated with our Martin terminal acquisition and an increase in ammonia throughput volumes due to a warmer spring season. In addition, we experienced improved results in our Fuels Marketing segment and a decrease in overall operating expenses during the quarter,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.

“For the last three years, we have been focused on de-risking our base business, strengthening our balance sheet and restoring our distribution coverage. But for the timing of our equity offering, which closed before the ex-dividend date for the first quarter common unit distribution, this would have been our twelfth consecutive quarter of distribution coverage, demonstrating, once again, the resiliency and strength of our legacy pipeline and storage operations.”

“Our base business delivered solid results in first quarter, and in the second quarter, we are poised to acquire Navigator’s Permian assets, providing a new platform for future growth in one of the most prolific basins in the United States. Given how the Navigator assets will complement our existing portfolio and their location in the Core of the Core of the Midland basin, these assets couldn’t be a better fit for NuStar.”

Barron went on to say, “We are very pleased with the pending Navigator acquisition and related financing transactions. We upsized the equity offering and the underwriters exercised the entire greenshoe, increasing the offering from 10.5 million common units to almost 14.4 million common units, with gross proceeds of approximately $665 million. And our $550 million bond offering was significantly oversubscribed, allowing us to secure a great interest rate. Obviously, we expect an acquisition of this size will cause our distribution coverage to drop below a one-times coverage for the remainder of 2017, but with the anticipated ramp-up in EBITDA over the next few years, our current forecast indicates that we could return to distribution

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coverage as early as the second half of 2018. And, most importantly, we believe this is a transformative transaction that will provide a substantial growth platform that better positions us for distribution growth in the future.”

First Quarter 2017 Earnings Conference Call Details

A conference call with management is scheduled for 10:00 a.m. CT today, April 24, 2017, to discuss the financial and operational results for the first quarter of 2017. Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 8863375. International callers may access the discussion by dialing 661/378-9931, passcode 8863375. The partnership intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 8863375. International callers may access the playback by dialing 404/537-3406, passcode 8863375. The playback will be available until 1:00 p.m. CT on May 24, 2017.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at http://edge.media-server.com/m/p/8beg7bko or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has approximately 8,700 miles of pipeline and 79 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids.  The partnership’s combined system has approximately 95 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom.  For more information, visit NuStar Energy L.P.'s website at www.nustarenergy.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance and the consummation of the acquisition. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2016 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended March 31,
	2017	2016
Statement of Income Data:
Revenues:
Service revenues	$266,462	$266,566
Product sales	220,968	139,137
Total revenues	487,430	405,703
Costs and expenses:
Cost of product sales	207,806	128,990
Operating expenses	101,026	105,221
General and administrative expenses	24,595	23,785
Depreciation and amortization expense	56,864	53,142
Total costs and expenses	390,291	311,138
Operating income	97,139	94,565
Interest expense, net	(36,414)	(34,123)
Other income (expense), net	140	(171)
Income before income tax expense	60,865	60,271
Income tax expense	2,925	2,870
Net income	$57,940	$57,401

Net income applicable to common limited partners	$38,452	$44,750
Basic and diluted net income per common unit	$0.49	$0.57
Basic weighted-average common units outstanding	78,642,888	77,886,078

Other Data (Note 1):
EBITDA	$154,143	$147,536
DCF available to common limited partners	$88,942	$97,027

	March 31,		December 31,
	2017	2016	2016
Balance Sheet Data:
Total debt	$3,023,980	$3,206,650	$3,068,364
Partners’ equity	$1,570,343	$1,557,652	$1,611,617

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended March 31,
	2017	2016
Pipeline:
Refined products pipelines throughput (barrels/day)	514,016	521,272
Crude oil pipelines throughput (barrels/day)	408,809	411,109
Total throughput (barrels/day)	922,825	932,381
Throughput revenues	$121,240	$118,873
Operating expenses	33,074	33,004
Depreciation and amortization expense	23,138	21,604
Segment operating income	$65,028	$64,265
Storage:
Throughput (barrels/day) (Note 2)	315,010	828,327
Throughput terminal revenues	$20,690	$29,400
Storage terminal revenues	126,741	122,999
Total revenues	147,431	152,399
Operating expenses	62,139	66,003
Depreciation and amortization expense	31,533	29,383
Segment operating income	$53,759	$57,013
Fuels Marketing:
Product sales and other revenue	$222,702	$140,446
Cost of product sales	210,599	132,581
Gross margin	12,103	7,865
Operating expenses	6,963	8,638
Segment operating income (loss)	$5,140	$(773)
Consolidation and Intersegment Eliminations:
Revenues	$(3,943)	$(6,015)
Cost of product sales	(2,793)	(3,591)
Operating expenses	(1,150)	(2,424)
Total	$—	$—
Consolidated Information:
Revenues	$487,430	$405,703
Cost of product sales	207,806	128,990
Operating expenses	101,026	105,221
Depreciation and amortization expense	54,671	50,987
Segment operating income	123,927	120,505
General and administrative expenses	24,595	23,785
Other depreciation and amortization expense	2,193	2,155
Consolidated operating income	$97,139	$94,565

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)

Notes:
(1)NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as the metric for determining the company-wide bonus and the vesting of performance units awarded to management. Our board of directors believes DCF appropriately aligns management’s interest with our unitholders’ interest in increasing distributions in a prudent manner. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of EBITDA, DCF and distribution coverage ratio:

	Three Months Ended March 31,
	2017	2016
Net income	$57,940	$57,401
Interest expense, net	36,414	34,123
Income tax expense	2,925	2,870
Depreciation and amortization expense	56,864	53,142
EBITDA	154,143	147,536
Interest expense, net	(36,414)	(34,123)
Reliability capital expenditures	(5,022)	(6,017)
Income tax expense	(2,925)	(2,870)
Mark-to-market impact of hedge transactions (a)	(2,586)	4,684
Unit-based compensation (b)	2,088	1,086
Preferred unit distributions	(4,813)	—
Other items (c)	(274)	(503)
DCF	$104,197	$109,793
Less DCF available to general partner	15,255	12,766
DCF available to common limited partners	$88,942	$97,027

Distributions applicable to common limited partners	$101,913	$85,285
Distribution coverage ratio (d)	0.87x	1.14x

(a)
DCF excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF when the contracts are settled.

(b)
In connection with the employee transfer from NuStar GP, LLC on March 1, 2016, we assumed obligations related to awards issued under a long-term incentive plan, and we intend to satisfy the vestings of equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)	Other items primarily consist of adjustments for throughput deficiency payments and construction reimbursements.

(d)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio and Per Unit Data)

(2)The following is a reconciliation of DCF and distribution coverage ratio, adjusted to exclude distributions that will be paid on the 14,375,000 common units that were issued subsequent to the end of the current reporting period ending March 31, 2017:

Three Months Ended March 31, 2017
DCF (see previous page)	$104,197
Less DCF available to general partner, as adjusted	12,899
Adjusted DCF available to common limited partners	$91,298

Distributions applicable to common limited partners, as adjusted	$86,172
Adjusted distribution coverage ratio (a)	1.06x

(a)	Adjusted distribution coverage ratio is calculated by dividing adjusted DCF available to common limited partners by distributions applicable to common limited partners, as adjusted.

(3) The following is a reconciliation of net income applicable to limited parters and net income per unit to adjusted net income applicable to limited partners and adjusted net income per unit:

	Three Months Ended March 31, 2017
Net income applicable to limited partners / net income per unit	$38,452	$0.49
GP interest and incentive distribution attributable to recently issued units (a)	1,995	0.02
Adjusted net income applicable to limited partners / adjusted net income per unit	$40,447	$0.51

(a)	GP interest and incentive distributions that will be paid on the 14,375,000 common units that were issued subsequent to the end of the current reporting period ending March 31, 2017.